Exhibit 10.1

SILEXION THERAPEUTICS CORP

May 15, 2026

Holder of Ordinary Share Purchase Warrants

Re:	Inducement Offer to Exercise Ordinary Share Purchase Warrants

Dear Holder:

Silexion Therapeutics Corp (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) (i) the opportunity to receive new warrants to purchase ordinary shares of the Company, par value $0.0135 per share (the “Ordinary Shares”) and (ii) a reduction in the Exercise Price (as defined in the respective Existing Warrants) of the Ordinary Share purchase warrants issued on August 1, 2025 (the “August Existing Warrants”), the Series A Ordinary Share purchase warrants issued on September 12, 2025 (the “Series A Existing Warrants”), and Series B Ordinary Share purchase warrants issued on September 12, 2025 (the “Series B Existing Warrants”) set forth on Exhibit A hereto (collectively, the “Existing Warrants”) held by you in consideration for exercising by you for cash all of the Existing Warrants, as set forth on the signature page hereto. The issuance of the Ordinary Shares underlying the Existing Warrants (the “Existing Warrant Shares”) has been registered for resale pursuant to the registration statement on Form S-3 (File No. 333-291210) and registered pursuant to the registration statement on Form S-3 (File No. 333-290074) (the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

The Company desires to reduce the Exercise Price (as defined in the Existing Warrants) of the Existing Warrants to $0.50 per share (the “Reduced Exercise Price”).  In consideration for the exercise in full for cash of all of the Existing Warrants held by the Holder at the Reduced Exercise Price as set forth on the Holder’s signature page hereto (the “Warrant Exercise”) on or before the Execution Time (as defined below), the Company hereby offers to sell and issue you (i) new unregistered Series C Ordinary Share purchase warrants (the “Series C New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of Ordinary Shares (the “Series C New Warrant Shares”) equal to 200% of the number of Warrant Shares issued pursuant to the exercise of the Series A Existing Warrants hereunder and (ii) new unregistered Series D Ordinary Share purchase warrants (the “Series D New Warrants” and, collectively with the Series C New Warrants, the “New Warrants”) pursuant to Section 4(a)(2) of the Securities Act, to purchase up to a number of Ordinary Shares (the “Series D New Warrant Shares” and, collectively with the Series C New Warrant Shares, the “New Warrant Shares”) equal to 200% of the number of Warrant Shares issued pursuant to the exercise of the August Existing Warrants and Series B Existing Warrants hereunder. The Series C New Warrants shall have an exercise price per share equal to $0.50, subject to adjustment as provided in the Series C New Warrants, will be exercisable at any time on or after the Shareholder Approval Date and have a term of exercise of five (5) years after the later of (i) initial exercise date and (ii) the Effective Date, which New Warrants shall be substantially in the form as set forth in Exhibit A-1 hereto.  The Series D New Warrants shall have an exercise price per share equal to $0.50, subject to adjustment as provided in the Series D New Warrants, will be exercisable at any time on or after the Shareholder Approval Date and have a term of exercise of twenty-four (24) months after the later of (i) initial exercise date and (ii) the Effective Date, which New Warrants shall be substantially in the form as set forth in Exhibit A-1 hereto.

The New Warrant certificate(s) will be delivered at Closing (as defined below), and such New Warrants, together with any underlying Ordinary Shares issued upon exercise of the New Warrants, will, unless and until their sales are registered under the Securities Act, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Existing Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the cash payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter agreement below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrant Exercise Price”) on or before 9:00 a.m., Eastern Time, on May 15, 2026 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the Ordinary Shares issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that issuance of the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such first (1st) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Ordinary Shares on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of Ordinary Shares.

If this offer is accepted and the transaction documents are executed by the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 9:15 a.m., Eastern Time, on the date hereof, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby and shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the filing with the Commission of this letter agreement as an exhibit thereto within the time required by the Exchange Act. From and after the dissemination of such press release, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the dissemination of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares shall be issued at Closing free of any legends or restrictions on resale by Holder.

No later than the first (1st) Trading Day following the date of the public disclosure of the transactions hereunder, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by H.C. Wainwright & Co., LLC (the “Placement Agent”), settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date (as defined below), the Company shall issue the Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by the Holder; upon receipt of such Warrant Shares, the Placement Agent shall promptly electronically deliver such Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by the Placement Agent (or its clearing firm) by wire transfer to the Company). The date of the Closing of the Warrant Exercise shall be referred to as the “Closing Date”.

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder or holders of Existing Warrants or other warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement.  Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement.  The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Existing Warrant Shares.  This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

The form of Notice of Exercise included in the New Warrants set forth the totality of the procedures required of the Holder in order to exercise the New Warrants.  No additional legal opinion, other information or instructions shall be required of the Holder to exercise its New Warrants.  Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the New Warrants.  The Company shall honor exercises of the New Warrants and shall deliver New Warrant Shares in accordance with the terms, conditions and time periods set forth in this Agreement and the New Warrants.

Sincerely yours,

SILEXION THERAPEUTICS CORP

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants: __________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________

Existing Warrants Beneficial Ownership Blocker:  ☐ 4.99% or ☐ 9.99%

New Warrants: _______________ (200% of the total Existing Warrants being exercised)

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions:

[Holder signature page to SLXN Inducement Offer]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)
SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

b)
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection herewith other than the Shareholder Approval. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)
No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any  liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)
Registration Obligations. As soon as reasonably practicable (and in any event within 30 calendar days of the date of this letter agreement), the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the date hereof (or within 90 calendar days following the date hereof in case of “full review” of such registration statement by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

e)	Trading Market. Except for as related to the Shareholder Approval, the transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f)
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, (iv) such filings as are required to be made under applicable state securities laws, and (v) Shareholder Approval.

g)
Listing of Ordinary Shares. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Ordinary Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Shareholder Approval, with the recommendation of the Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the Warrants are no longer outstanding.

h)
Subsequent Equity Sales.

(i)          From the date hereof until fifteen (15) days following the Closing Date, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Ordinary Shares or Ordinary Share Equivalents or (B) file any registration statement or amendment or supplement thereto, other than the Resale Registration Statement referred to herein, the filing of any amendment or supplement to an existing registration statement for an “at the market” offering with the Placement Agent as sales agent, or filing a registration statement on Form S-8 in connection with any employee benefit plan. Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) Ordinary Shares, restricted share unit or options to employees, officers or directors of the Company pursuant to any share or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder, warrants to the Placement Agent in connection with the transactions pursuant to this letter agreement and any securities upon exercise of warrants to the Placement Agent and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section (h)(i), and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(ii)          From the date hereof until one (1) year from the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company nor any Subsidiary of Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, (i) at any time after the date hereof, the entry into and/or issuance of Ordinary Shares in an “at the market” offering with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction and (ii) after the expiration of the prohibition period in Section (h)(i) above, the issuance of shares pursuant to the Share Purchase Agreement, dated August 13, 2024 and effective as of August 15, 2024, by and between the Company and White Lion Capital, LLC shall not be deemed a Variable Rate Transaction, as such may be amended from time to time after the expiration of the prohibition period in Section (h)(i) above. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

i)
Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.